UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 2.05        COSTS ASSOCIATED WITH EXIT OR DISPOSAL

On September 22, 2017, the Board of Directors of SunOpta, Inc. (the “Company”) approved a plan to exit the Company’s nutrition bar product lines and operations in Carson City, NV. The Company is working with its nutrition bar customers to expedite the exit from these operations and is targeting completion by the end of fiscal 2017. The cessation of operations is part of the Company’s ongoing portfolio optimization strategy and Value Creation Plan and reflects a decision by the Company to redeploy financial and human resources towards more profitable segments of its business.

The Company expects to incur charges of approximately $8.0 million to $9.5 million relating to the facility closure, including approximately $5.0 million to $6.0 million of non-cash charges for the impairment of plant equipment, intangible assets and inventory, and approximately $3.0 million to $3.5 million of cash expenditures. The cash charges include approximately $1.0 million for severance and other employee costs and approximately $2.0 million to $2.5 million for contract termination and other facility closure costs. The Company expects to recognize the non-cash charges in the third quarter of fiscal 2017, and the cash charges during the third and fourth quarters of fiscal 2017.

ITEM 2.06        MATERIAL IMPAIRMENTS

The disclosures contained under Item 2.05 are incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date:	September 27, 2017